                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 22, 1998

                             BOYKIN LODGING COMPANY
             (Exact name of registrant as specified in its charter)

            Ohio                            001-11975                   34-1824586
----------------------------         ------------------------     ------------------------
(State or other jurisdiction         (Commission File Number)       (IRS Employer
of incorporation)                                                    Identification Number)

     Guildhall Building, 45 West Prospect
     Avenue, Suite 1500, Cleveland, Ohio                       44115
     ----------------------------------------            --------------------
     (Address of Principal Executive Offices)                (Zip Code)

                         (216) 430-1200
      ----------------------------------------------------
      (Registrant's telephone number, including area code)


ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

              On May 20, 1998, the shareholders of Boykin Lodging Company, an Ohio corporation ("Boykin"), approved a proposal to issue 3,110,048 common shares, without par value, of Boykin ("Common Shares") in accordance with: (i) the Agreement and Plan of Merger dated as of December 30, 1997 (the "Merger Agreement"), among Boykin, Boykin Hotel Properties, L.P., an Ohio limited partnership (the "Boykin Operating Partnership"), Boykin Acquisition Corporation I, Inc., an Ohio corporation ("Newco I"), Boykin Acquisition Corporation II, Inc., an Ohio corporation ("Newco II"), Boykin Acquisition Partnership, L.P., a Delaware limited partnership ("Merger Sub"), Red Lion Inns Limited Partnership, a Delaware limited partnership ("Red Lion"), Red Lion Properties, Inc., a Delaware corporation (the "Red Lion General Partner"), and Red Lion Inns Operating L.P., a Delaware limited partnership (the "Red Lion Operating Partnership"); and (ii) the Partnership Interest Assignment Agreement dated as of December 30, 1997 (the "Assignment Agreement"), among the Red Lion General Partner, the Boykin Operating Partnership, Boykin and West Doughboy LLC, an Ohio limited liability company ("West Doughboy LLC").

              Prior to May 22, 1998, Red Lion was a master limited partnership whose units of limited partnership interest (each, a "Red Lion Unit") were publicly traded on the American Stock Exchange. The general partnership interest in Red Lion was owned by the Red Lion General Partner. On May 22, 1998, under the Merger Agreement, Merger Sub was merged with and into Red Lion (the "Merger") at the effective time of the Merger (the "Effective Time"). Merger Sub was owned by Newco I and Newco II, each a wholly owned subsidiary of Boykin. As a result of the Merger, Newco I and Newco II owned all of the outstanding general and limited partnership interests in Red Lion. Immediately following the Merger, Newco I and Newco II each contributed their interest in Red Lion to the Boykin Operating Partnership and Red Lion ceased to exist by operation of law.

              At the Effective Time, the Red Lion General Partner assigned its general partnership interest (the "Assignment") in the Red Lion Operating Partnership to West Doughboy LLC under the Assignment Agreement. As a result of the Merger and the Assignment, the Red Lion Operating Partnership is now an indirect wholly owned subsidiary of the Boykin Operating Partnership. The Red Lion Operating Partnership owns ten hotels bearing the Doubletree brand in the western United States (the "Red Lion Hotels").

              The Red Lion Hotels are leased to a wholly-owned subsidiary of Boykin Management Company Limited Liability Company, an Ohio limited liability company ("Boykin Management Company"), an entity in which Robert W. Boykin, the President and Chief Executive Officer of Boykin, owns a 53.8% interest. The Red
Lion Hotels will continue to be operated under the Doubletree brand by Red Lion Hotels, Inc., a Delaware corporation, under a management agreement.

              Boykin issued an aggregate of 3,110,048 Common Shares and paid $35.3 million in cash to the holders of Red Lion Units and the Red Lion General Partner. At the Effective Time, Boykin also paid an aggregate of approximately $154.3 million to satisfy Red Lion's debts and other obligations outstanding at the time of the Merger.

              Boykin funded a portion of the cash required for the transaction through a $130 million fixed-rate loan obtained from Lehman Brothers Holdings, Inc. and secured by the Red Lion Hotels. The interest rate on the loan is fixed at 6.9 percent for ten years, with only interest payable during the first two years of the loan. Boykin borrowed the balance of the cash required for the transaction under its existing $150 million revolving credit facility with Wells Fargo Bank, National Association, individually as co-lender and as agent for the other co-lenders.

              In determining the price to be paid for Red Lion, Boykin considered the historical and expected cash flow from the Red Lion Hotels, the nature of the occupancy and average daily rate trends, current operating costs and taxes, the physical condition of the Red Lion Hotels, the potential to increase the Boykin's cash flow and other factors including the sales price of similar businesses. In addition, Boykin considered the fairness opinion of Lehman Brothers Inc., its financial advisor in the transaction.

              At the Effective Time, each Red Lion Unit was converted into the right to receive 0.735 of a Boykin Common Share and $8.344 in cash. The Red Lion General Partner received 71,736 Common Shares and $814,346 in cash in the Merger and the Assignment.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

              (a) Financial Statements of Businesses Acquired. The Annual Report on Form 10-K for the year ended December 31, 1997 for each of Boykin and Red Lion are on file with the Commission.

              (b) Pro Forma Financial Information. Attached hereto are the following for Boykin:

                     1. Schedule 1--Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998; and

                     2. Schedule 2--Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1997 and Pro Forma Condensed Consolidated Statement of Income for the first quarter of 1998.

              (c)    The following exhibits are filed as part of this report.

Exhibit
Number                                Description
------                                -----------

2.1 Agreement and Plan of Merger dated as of December 30, 1997, by and among Boykin Lodging Company ("Boykin"), Boykin Hotel Properties, L.P.,
       Boykin Acquisition Corporation I, Inc., Boykin Acquisition Corporation
       II, Inc., Boykin Acquisition Partnership, L.P., Red Lion Inns Limited
       Partnership ("Red Lion"), Red Lion Properties, Inc., and Red Lion Inns
       Operating L.P. (1)

99.1 Partnership Interest Assignment Agreement dated as of December 30, 1997, by and among Boykin, Boykin Hotel Properties, L.P., and West Doughboy
       LLC. (1)

-------


(1) Incorporated by reference from Boykin's Current Report on Form 8-K filed with the Commission on January 9, 1998.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     BOYKIN LODGING COMPANY


                                     By: /s/ Paul A. O'Neil
                                         ------------------
                                         Paul A. O'Neil
                                         Chief Financial Officer

                                     BOYKIN

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

       The unaudited pro forma condensed consolidated balance sheet of Boykin as of March 31, 1998, set forth below, gives effect to the Merger as if it had been consummated on such date. The unaudited pro forma condensed consolidated statements of income of Boykin for the year ended December 31, 1997 and the three months ended March 31, 1998 give effect to (i) Boykin's follow-on equity offering in February 1998; (ii) Boykin's acquisitions of the Melbourne Hilton Oceanfront, Holiday Inn Crabtree, French Lick Springs Resort, Holiday Inn Minneapolis West, Marriott's Hunt Valley Inn, Hampton Inn San Diego Airport/Sea World, Doubletree Hotel Kansas City, High Point Radisson and Knoxville Hilton; and (iii) the Merger, as if all such transactions had been consummated on January 1, 1997. The pro forma statement of income information excludes pro forma results of the Daytona Beach Radisson Resort and the Doubletree Hotel Kansas City, as these hotels were not operating during the entire twelve month pro forma period. These pro forma statements have been prepared based on estimates of accounting adjustments and therefore are subject to change.

       The following unaudited pro forma financial information has been prepared from and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Boykin and Red Lion. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the date as of which, or at the beginning of the periods for which, the Merger is being given effect, nor is it necessarily indicative of future financial position or operating results.

                                                                      SCHEDULE 1

                                     BOYKIN
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998
                    (UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS)

                                                    Historical    Historical
                                                      Boykin       Red Lion       Adjustments    Pro Forma
                                                      ------      ----------      -----------    ---------
ASSETS                                                 (A)            (A)
------
INVESTMENT IN HOTEL PROPERTIES, net                   $ 273,505    $ 155,147    $ 115,638 (B)    $ 548,655
                                                                                   10,300 (C)
                                                                                   (5,935)(J)

CASH AND CASH EQUIVALENTS                                 2,828          396      (35,305)(B)        3,224
                                                                                   (8,164)(C)
                                                                                  193,301 (D)
                                                                                   (1,950)(E)
                                                                                 (147,882)(F)

RENT RECEIVABLE FROM LESSEES                              1,926            -            -            1,926

DEFERRED EXPENSES, net                                    1,941          437         (437)(G)        3,891
                                                                                    1,950 (E)
OTHER ASSETS                                              2,510        2,118       (2,419)(C)        2,209

                                                      ------------------------------------       ---------
          Total assets                                $ 282,710    $ 158,098    $ 119,097        $ 559,905
                                                      ====================================       =========

LIABILITIES AND EQUITY
----------------------

BORROWINGS AGAINST CREDIT FACILITY                    $  31,200    $ 120,000    $(120,000)(F)    $  94,501
                                                                                   63,301 (D)

FIXED RATE NOTE                                               -            -      130,000 (D)      130,000

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                     4,215        3,574         (283)(C)        5,456
                                                                                   (2,050)(H)
DIVIDENDS/DISTRIBUTIONS PAYABLE                           7,207        2,320            - (J)        9,527

DUE TO LESSEES                                            3,445       27,882      (27,882)(F)        3,445

MINORITY INTEREST IN JOINT VENTURES                       7,223            -            -            7,223

MINORITY INTEREST IN OPERATING PARTNERSHIP               12,422            -            -           12,422

EQUITY:
          SHAREHOLDERS' EQUITY                          216,998            -       80,333 (B)      297,331

          PARTNERS' CAPITAL                                   -        4,322         (437)(G)            -
                                                                                    2,050 (H)
                                                                                   (5,935)(I)

                                                      ------------------------------------       ---------
          Total liabilities and equity                $ 282,710    $ 158,098    $ 119,097        $ 559,905
                                                      ====================================       =========

          See Notes to Pro Forma Condensed Consolidated Balance Sheet.

                                     BOYKIN
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998
         (UNAUDITED, DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)


   (A)    Reflects the historical condensed balance sheets as of March 31,
              1998 of Boykin and Red Lion. Certain Red Lion historical amounts have been reclassified to conform with Boykin's classification.

   (B)    Increase in investment in hotel properties attributable to the application of purchase accounting to the Red Lion Hotels to be acquired by Boykin, based upon the cash consideration to be paid and the estimated value of Boykin Common Shares to be issued by Boykin upon consummation of the Merger.

             Cash to be paid                                        $ 35,305
             Boykin Common Shares to be issued:
                     Number of shares                   3,110,048
                     Price per share                      $ 25.83
                                                       -----------
                                                                      80,333
                                                                  -----------
                     Total purchase price                          $ 115,638
                                                                  ===========

             The price per share used in determining the value of the Boykin Common Shares to be issued represents the average closing price for Boykin Common Shares during the period three days before and three days after the announcement of the Merger.

   (C)    Represents the payment, accrual or reclassification of prepaid expenses, as applicable, of direct costs of the Merger. Total direct costs of the Merger are estimated to be $10,300.

   (D)    Represents proceeds received by Boykin from borrowings against the fixed rate note. The proceeds from these borrowings were used to fund the cash portion of the merger consideration, to retire existing Red Lion indebtedness, to pay direct costs of the Merger and to pay deferred financing costs associated with Boykin's fixed rate note. The fixed rate note has a 10-year term and requires payments of interest only at 6.9% per annum for the first two years, with principal payments commencing in the third loan year based on a 25-year amortization.

   (E)    Represents the payment of deferred financing costs associated with
              Boykin's fixed rate note.

   (F)    Represents the repayment of Red Lion's third party and related party indebtedness with proceeds from the borrowings discussed in Note (D).

   (G)    Represents the elimination of Red Lion's historical deferred financing costs as the related debt was retired.

   (H)    Represents the elimination of historical deferred income tax liability of Red Lion as such liability will not be payable by Boykin.

   (I)    Represents the elimination of the historical partners' capital of
              Red Lion after consideration of the effects of adjustments (G) and
              (H).

   (J)    As of March 31, 1998, the date of the Pro Forma Condensed
              Consolidated Balance Sheet, no special distribution, as defined in the Merger Agreement, would have been payable. However, as the effective time of the Merger was other than the end of a fiscal quarter, a special distribution of approximately $566 was paid to Red Lion Unitholders.

                                                                      Schedule 2

                                     BOYKIN
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)


                                                               Pro Forma Adj.     Boykin
                                                  Historical  for Pre-Red Lion  Follow-on      Boykin
                                                    Boykin      Acquisitions     Offering     Pro Forma
                                                    ------      ------------     --------     ---------
                                                         (A)          (B)           (C)
REVENUES:
     Lease revenue                                  $   37,884   $   9,148    $         -    $    47,032
     Hotel revenue                                           -           -              -              -
     Interest income                                       382        (382)             -              -
                                                    -------------------------------------------------------
             Total revenues                             38,266       8,766              -         47,032
                                                    -------------------------------------------------------
EXPENSES:
     Real estate related depreciation and
             amortization                               10,148       2,939             23         13,110
     Real estate and personal property
             taxes, insurance and rent                   5,173         902              -          6,075
     Base management fees                                    -           -              -              -
     Incentive management fees                               -           -              -              -
     General and administrative                          2,404           -              -          2,404
     Interest                                            2,653       4,869         (5,235)         2,287
     Amortization of deferred financing costs              454           -              -            454
     Minority interest                                   2,210         (81)          (223)         1,906
                                                    -------------------------------------------------------
             Total expenses and minority interest       23,042       8,629         (5,435)        26,236


INCOME BEFORE EXTRAORDINARY                         -------------------------------------------------------
     ITEMS APPLICABLE TO COMMON SHARES              $   15,224   $     137    $     5,435    $    20,796
                                                    =======================================================

ALLOCATION OF NET INCOME:
             GENERAL PARTNER
             LIMITED PARTNER




NET INCOME PER LIMITED PARTNER UNIT


WEIGHTED AVERAGE LIMITED PARTNER UNITS
             OUTSTANDING
INCOME BEFORE EXTRAORDINARY
    ITEMS PER COMMON SHARE:
             BASIC                                  $     1.60                               $      1.48
                                                    ==========                               ============
             DILUTED                                $     1.59                               $      1.48
                                                    ==========                               ============
WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING                           9,523                      4,500         14,023
                                                    ==========                ===========================


                                                     Historical                      As Adjusted
                                                      Red Lion     Adjustments        Pro Forma
                                                      --------     -----------        ---------
                                                        (A)
REVENUES:
     Lease revenue                                  $         -   $    29,464  (D)   $    76,496
     Hotel revenue                                       40,000       (40,000) (E)             -
     Interest income                                          -             -                  -
                                                    ---------------------------     ------------
             Total revenues                              40,000       (10,536)            76,496
                                                    ---------------------------     ------------
EXPENSES:
     Real estate related depreciation and
             amortization                                10,176         1,581  (F)        24,867
     Real estate and personal property
             taxes, insurance and rent                    3,445         1,555  (G)        11,075
     Base management fees                                 3,311        (3,311) (H)             -
     Incentive management fees                            5,573        (5,573) (H)             -
     General and administrative                           1,699        (1,199) (I)         2,904
     Interest                                            11,925         2,235  (J)        16,447
     Amortization of deferred financing costs               436          (695) (K)           195
     Minority interest                                        -          (494) (L)         1,412
                                                    ---------------------------     ------------
             Total expenses and minority interest        36,565        (5,901)            56,900


INCOME BEFORE EXTRAORDINARY                         ---------------------------     ------------
     ITEMS APPLICABLE TO COMMON SHARES              $     3,435   $    (4,635)       $    19,596
                                                    ===========================     ============

ALLOCATION OF NET INCOME:
             GENERAL PARTNER                        $       68
             LIMITED PARTNER                             3,367
                                                    -----------
                                                    $    3,435
                                                    ===========

NET INCOME PER LIMITED PARTNER UNIT                 $     0.81
                                                    ===========

WEIGHTED AVERAGE LIMITED PARTNER UNITS
             OUTSTANDING                                 4,134
INCOME BEFORE EXTRAORDINARY                         ===========
    ITEMS PER COMMON SHARE:
             BASIC                                                                  $       1.14
                                                                                   =============
             DILUTED                                                                $       1.14
                                                                                   =============
WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING                                          3,110  (M)        17,133
                                                                  =============    =============

      See Notes to Pro Forma Condensed Consolidated Statements of Income.

                                     BOYKIN
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   FOR THE FIRST QUARTER ENDED MARCH 31, 1998
           (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)


                                                               Pro Forma Adj.    Boykin
                                                  Historical  for Pre-Red Lion Follow-on     Boykin
                                                    Boykin      Acquisitions    Offering   Pro Forma
                                                    ------      ------------    --------   ---------
                                                     (A)            (B)           (C)
REVENUES:
     Lease revenue                                  $ 10,860     $    677     $      -     $ 11,537
     Hotel revenue                                         -            -            -            -
     Interest income                                      54          (54)           -            -
                                                  ----------------------------------------------------
             Total revenues                           10,914          623            -       11,537
                                                  ----------------------------------------------------

EXPENSES:
     Real estate related depreciation and
             amortization                              3,220          346            6        3,572
     Real estate and personal property
             taxes, insurance and rent                 1,524           66            -        1,590
     Base management fees                                  -            -            -            -
     Incentive management fees                             -            -            -            -
     General and administrative                          799            -            -          799
     Interest                                          1,168          413       (1,168)         413
     Amortization of deferred financing costs            130            -            -          130
     Minority interest                                   424          (18)        (247)         159
                                                  ----------------------------------------------------
             Total expenses and minority interest      7,265          807       (1,409)       6,663


INCOME(LOSS) BEFORE EXTRAORDINARY                 ----------------------------------------------------
     ITEMS APPLICABLE TO COMMON SHARES              $  3,649     $   (184)    $  1,409     $  4,874
                                                  ====================================================

ALLOCATION OF NET INCOME:
             GENERAL PARTNER
             LIMITED PARTNER




NET INCOME PER LIMITED PARTNER UNIT


WEIGHTED AVERAGE LIMITED PARTNER UNITS
             OUTSTANDING

INCOME BEFORE EXTRAORDINARY
    ITEMS PER COMMON SHARE:
             BASIC                                  $   0.32                              $   0.35
                                                  ============                          ============
             DILUTED                                $   0.32                              $   0.35
                                                  ============                          ============
WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING                        11,342                     4,500      14,042
                                                  ============            ==========================



                                                  Historical                   As Adjusted
                                                   Red Lion   Adjustments       Pro Forma
                                                   --------   -----------       ---------
                                                     (A)
REVENUES:
     Lease revenue                                 $  6,082     $      -  (D)    $ 17,619
     Hotel revenue                                        -            -  (D)           -
     Interest income                                      -            -                -
                                                  ------------------------    -----------
             Total revenues                           6,082            -           17,619
                                                  ------------------------    -----------

EXPENSES:
     Real estate related depreciation and
             amortization                             2,493          447  (F)       6,512
     Real estate and personal property
             taxes, insurance and rent                  663          587  (G)       2,840
     Base management fees                                 -            -                -
     Incentive management fees                            -            -                -
     General and administrative                         289         (164) (I)         924
     Interest                                         2,991          708  (J)       4,112
     Amortization of deferred financing costs           109         (190) (K)          49
     Minority interest                                    -           58  (L)         217
                                                  ------------------------    -----------
             Total expenses and minority interest     6,545        1,446           14,654


INCOME(LOSS) BEFORE EXTRAORDINARY                 ------------------------    -----------
     ITEMS APPLICABLE TO COMMON SHARES             $   (463)    $ (1,446)        $  2,965
                                                  ========================    ===========

ALLOCATION OF NET INCOME:
             GENERAL PARTNER                       $     (9)
             LIMITED PARTNER                           (454)
                                                   --------
                                                   $   (463)
                                                   ========

NET INCOME PER LIMITED PARTNER UNIT                $  (0.11)
                                                   ========

WEIGHTED AVERAGE LIMITED PARTNER UNITS
             OUTSTANDING                              4,134
                                                   ========
INCOME BEFORE EXTRAORDINARY
    ITEMS PER COMMON SHARE:
             BASIC                                                               $   0.17
                                                                              ===========
             DILUTED                                                             $   0.17
                                                                              ===========
WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING                                     3,110  (M)      17,152
                                                                ==========    ===========

       See Notes to Pro Forma Condensed Consolidated Statements of Income

                                     BOYKIN
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (UNAUDITED, DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE DATA)

(A)  Represents the historical statements of income of Boykin and Red
             Lion, as applicable, for the periods presented. Certain Red Lion amounts have been reclassified to conform with Boykin's financial statement presentation.

(B)  Represents pro forma revenues and expenses associated with the hotel properties acquired by Boykin during 1997 and 1998, assuming all such acquisitions had been consummated on January 1, 1997. Following is the composition of the pro forma adjustments by hotel property.

             For the year ended December 31, 1997:
             -------------------------------------

                          Hotel                              Month          Lease      Interest
                        Property                           Acquired        Revenue      Income      Depreciation
                        --------                           --------        -------      ------      ------------
             Melbourne Hilton Oceanfront                  March, 1997     $   246       $    -        $    44
             Holiday Inn Crabtree                         March, 1997         250            -            100
             French Lick Springs Resort                   April, 1997         594         (382)           233
             Holiday Inn Minneapolis West                 July, 1997        1,005            -            275
             Marriott's Hunt Valley Inn                   July, 1997        1,962            -            639
             Hampton Inn San Diego
                  Airport/Sea World                     November, 1997        848            -            265
             High Point Radisson                          March, 1998       2,313                         965
             Knoxville Hilton                             March, 1998       1,930                         418
                                                                          -----------------------------------
                                                                          $ 9,148       $ (382)       $ 2,939
                                                                          ===================================
             For the three months ended March 31, 1998:
             ------------------------------------------

                          Hotel                              Month          Lease      Interest
                        Property                           Acquired        Revenue      Income      Depreciation
                        --------                           --------        -------      ------      ------------
             High Point Radisson                          March, 1998     $   383       $  (54)       $   241
             Knoxville Hilton                             March, 1998         294            -            105
                                                                          -----------------------------------
                                                                          $   677       $  (54)       $   346
                                                                          ===================================

             For the year ended December 31, 1997:
             -------------------------------------

                          Hotel                         Taxes, Insurance     Interest      Minority
                        Property                              and Rent         Expense      Interest
                        --------                              --------         -------      --------
             Melbourne Hilton Oceanfront                      $  40           $     -       $    25
             Holiday Inn Crabtree                                12                 -            21
             French Lick Springs Resort                          90               396          (78)
             Holiday Inn Minneapolis West                       214               467            2
             Marriott's Hunt Valley Inn                         215             1,187          (94)
             Hampton Inn San Diego
                  Airport/Sea World                               -               532            7
             High Point Radisson                                134             1,479          (41)
             Knoxville Hilton                                   197               808           77
                                                              ------------------------------------
                                                              $ 902           $ 4,869       $  (81)
                                                              ====================================

             For the three months ended March 31, 1998:
             ------------------------------------------

                          Hotel                          Taxes, Insurance     Interest      Minority
                        Property                              and Rent         Expense      Interest
                        --------                              --------         -------      --------
             High Point Radisson                              $  27           $   267       $   (19)
             Knoxville Hilton                                    39               146             1
                                                              -------------------------------------
                                                              $  66           $   413       $   (18)
                                                              =====================================

       The pro forma adjustments reflected above represent the following:

       1. Pro forma lease payments to the Boykin Operating Partnership calculated on a pro forma basis by applying the rent provisions of the percentage lease agreements to the historical revenues of the acquired hotel properties for the applicable period. As the hotel operating revenues will be earned by the respective lessees, historical hotel operating revenues of the acquired hotel properties have not been reflected in the accompanying pro forma statements of income.

       2. Pro forma depreciation of the buildings, improvements and furniture and equipment of the acquired hotel properties. Depreciation is computed using the straight-line method and is based upon estimated useful lives of 30-35 years for buildings and improvements and 7 years for furniture, fixtures and equipment. The purchase price allocations related to the acquisition properties, including related transaction costs, were as follows:


                                                                           Furniture,
                         Hotel                             Buildings and  Fixtures and
                       Property                   Land      Improvements    Equipment
                       --------                   ----    --------------  ------------
              Melbourne Hilton Oceanfront       $    852      $  7,699      $  750
              Holiday Inn Crabtree                   725         6,542         431
              French Lick Springs Resort           2,000        16,000       1,890
              Holiday Inn Minneapolis West         1,000        10,604         700
              Marriott's Hunt Valley Inn           2,890        21,575       2,631
              Hampton Inn San Diego
                   Airport/Sea World               1,000         7,400         500
              High Point Radisson                    450        25,050         900
              Knoxville Hilton                     1,500         8,050       1,050
                                                ----------------------------------
                                                $ 10,417      $102,920      $8,852
                                                ==================================

       3. Historical amounts of real estate and personal property taxes, property and casualty insurance related to the acquired properties to be paid by Boykin Operating Partnership. All other hotel operating expenses are incurred by the lessees and, therefore, historical amounts of such expenses have not been reflected in the accompanying pro forma statements of income.

       4. Pro forma interest expense related to the borrowings necessary to fund the acquisitions of the French Lick Springs Resort, the Holiday Inn Minneapolis West, Marriott's Hunt Valley Inn, Hampton Inn San Diego Airport/Sea World, High Point Radisson and Knoxville Hilton. Historical interest income has been eliminated as the funds which generated such income were used to fund acquisitions.

       5. Minority interest related to the pro forma adjustments, calculated at approximately 15.3% in 1997 and 12.3% in 1998.

(C)  Reflects (i) the elimination of the Company's interest expense as a portion of the proceeds from Boykin's follow on equity offering were used to retire the outstanding borrowings under the Credit Facility, and (ii) incremental depreciation on the investment in hotel properties attributable to the writeup of such investment as a result of the redemption of certain Units with a portion of the proceeds of the Offering.

                                                                                First Quarter
                                                                     1997           1998
                                                                     ----           ----
              Purchase accounting adjustment to investment
                 in hotel properties                            $     586
              Depreciable life                                         25
                                                                -----------
                 Incremental depreciation                       $      23      $       6
                                                                ========================


(D)  Represents lease payments to Boykin Operating Partnership applicable to the Red Lion Hotels calculated on a pro forma basis by applying the rent provisions of the Red Lion Percentage Lease to the historical hotel operating revenues of the Red Lion hotels. The rent formula utilized in computing the pro forma Red Lion Percentage Lease revenue includes, for the calender year 1997, adjustments to reduce threshold revenue amounts in the Red Lion Percentage Lease formulas by the 1.7% increase in the CPI for that year. Effective January 1, 1998, Red Lion leased the Red Lion Hotels to Westboy LLC, a wholly-owned subsidiary of Boykin Management Company Limited Liability Company, pursuant to a percentage lease agreement which had lease payment provisions identical to those of the Red Lion Percentage Lease. Accordingly, for the three-month period ended March 31, 1998, there is no pro forma adjustment to lease or hotel revenues.

(E)  Represents the elimination of the historical hotel revenues of the
             Red Lion Hotels as such revenues will accrue to the lessee.

(F)  Represents the adjustment necessary to reflect incremental depreciation on the Red Lion Hotels due to the step-up in cost basis attributable to the application of purchase accounting. The pro forma adjustment is calculated using the straight-line method over useful lives of 25 years for buildings and improvements and 7 years for furniture, fixtures and equipment. These estimated useful lives are based upon management's knowledge of the properties and the hotel industry in general.

             At March 31, 1998, Boykin's pro forma investment in the Red Lion Hotels at cost and the calculation of the incremental annual pro forma depreciation applicable to the step-up in cost basis is as follows:

                                                                        Pro Forma                    Pro Forma Depreciation
                                                                        Investment                   ----------------------
                                                                        in Red Lion                               First Quarter
                                                                          Hotels    Estimated Life     1997          1998
                                                                          ------    --------------     ----          ----

                  Land                                                  $ 19,811             -      $     -        $     -
                  Buildings and improvements                             240,339            25         9,614         2,404
                  Furniture, fixtures and equipment                       15,000             7         2,143           536
                                                                        --------                    ------------------------
                                                                        $275,150                      11,757         2,940
                                                                        ========
                  Red Lion historical depreciation                                                    10,176         2,493
                                                                                                    ------------------------
                     Pro forma adjustment for incremental depreciation                              $  1,581       $   447
                                                                                                    ========================

(G)  Represents the estimated incremental real estate taxes applicable to the Red Lion Hotels to be paid by the Boykin Operating Partnership. Historical real estate tax expense of the Red Lion Hotels has been increased on a pro forma basis based upon Boykin's estimates of property value reassessments of the Red Lion Hotels which will result from consummation of the Merger.

(H)  Represents the elimination of historical management and incentive management fees applicable to the Red Lion Hotels as such expenses will be paid by the lessee.

(I)  Represents (i) the elimination of the historical amounts of general and administrative expenses of the Red Lion Hotels, and (ii) the estimated incremental general and administrative expenses to be incurred by Boykin Operating Partnership with respect to the Red Lion Hotels.

(J)  Represents (i) the elimination of the historical interest expense of the Red Lion Hotels, and (ii) estimated pro forma interest expense associated with Boykin's borrowings under the Credit Facility and the fixed rate note.

                                                                                              First Quarter
                                                                                  1997             1998
                                                                                  ----             ----
                        Pro Forma credit facility borrowings                  $ 94,501
                        Interest rate                                             7.50%
                                                                              ---------
                             Credit facility interest expense                    7,088
                                                                              ---------
                        Non-Use Fee:
                             Total credit facility                             250,000
                             Pro forma borrowings against credit facility      (94,501)
                                                                              ---------
                             Unused portion of credit facility                 155,499
                             Non-use fee percentage                               0.25%
                                                                              ---------
                             Non-use fee expense                                   389
                                                                              ---------

                        Fixed rate note                                        130,000
                        Interest rate                                             6.90%
                                                                              ---------
                             Mortgage interest expense                           8,970
                                                                              ---------

                        Pro Forma As Adjusted interest expense                  16,447         $ 4,112
                        Less--Red Lion historical interest expense             (11,925)         (2,991)
                        Less--Boykin pro forma interest expense                 (2,287)           (413)
                                                                              -------------------------

                             Adjustment                                       $  2,235         $   708
                                                                              =========================

(K)  Represents(i) the elimination of the historical amortization of deferred financing costs of Red Lion and (ii) amortization of deferred financing costs associated with Boykin's fixed rate note. Pro forma deferred financing costs associated with the fixed rate note are being amortized on a straight-line basis over the 10-year term of that agreement.

                                                     1997                  First Quarter
                                                     Total                     1998
                                                     -----                     ----
             Deferred financing costs             $ 1,950
             Amortizable life                          10
                                                  --------
                                                  $   195                     $   49
             Historical amortization                  890                        239
                                                  --------                    --------
             Adjustment                           $  (695)                    $ (190)
                                                  ========                    ========

(L)  Represents minority interest in the net income of Boykin Operating
             Partnership associated with the Red Lion Hotels and related pro forma adjustments. Minority interest is calculated at approximately 8.0% and 7.9% for the 1997 and 1998 periods, respectively.

(M)  Represents the issuance of 3,110,048 Boykin Common Shares in connection with the Merger.